Exhibit 99.1

Zura Bio Continues to Strengthen Leadership with Appointment of Robert Lisicki as President and Kiran Nistala as CMO

•	Accomplished biopharmaceutical executives bring invaluable expertise and experience to Zura Bio’s Clinical Development programs
•	Executive Leadership hires position Zura Bio for Phase 2 clinical trial readiness across multiple indications in 2024

Henderson, Nev – January 8, 2024 - Zura Bio Limited (Nasdaq: ZURA) (“Zura Bio”), a multi-asset clinical-stage biotechnology company focused on developing novel medicines for immune and inflammatory disorders, today announced the appointments of Robert Lisicki as President and Chief Operating Officer, and Kiran Nistala, MBBS, PhD, as Executive Vice President Development and Chief Medical Officer, to the Executive Leadership Team. Mr. Lisicki will be responsible for developing and driving the business plan and strategic initiatives as Zura Bio builds a leading immunology company. Dr. Nistala will be responsible for the development strategy of prioritized pipeline products. Mr. Lisicki and Dr. Nistala have successfully worked on or led in the development of multiple drugs within the auto-immune therapeutic area. These executives’ position Zura Bio to deliver on the promise of their innovative medicines for patients in need of better clinical outcomes.

“I am very pleased to welcome Rob and Kiran to Zura Bio as members of the Executive Team. Both are accomplished global biopharma leaders, with multiple drug approvals to their credit," said Dr. Someit Sidhu, Founder, CEO and Director of Zura Bio. "We are at a crucial inflection point for the organization as we initiate multiple Phase 2 clinical trials in 2024. Rob and Kiran have dedicated much of their careers to delivering results across multiple complex and diverse development programs while building and maintaining high functioning teams. We welcome their expertise and track record of success as we establish Zura Bio as a preeminent global immunology company.”

Mr. Lisicki is an experienced executive leader with a career spanning nearly 30 years in the biopharmaceutical industry. Mr. Lisicki served as the Chief Commercial Officer at Arena Pharmaceuticals; a prominent biopharmaceutical company acquired by Pfizer for $6.7 billion in 2022. “I worked with Rob at Arena Pharmaceuticals where he excelled delivering against the company’s strategic plan and driving operational excellence,” said Mr. Amit Munshi, Chairman of the Board. At Arena, Mr. Lisicki had accountability for building the company's global commercial infrastructure and contributed to Mergers and Acquisitions activities totaling nearly $8.0 billion.

Prior to Arena, Mr. Lisicki served as Vice President and General Manager of Inflammation and Cardiovascular at Regeneron Pharmaceuticals. In this dual role, he led both commercial and developmental initiatives. Currently, he sits on the Boards of Adiso Therapeutics and Cadrenal Therapeutics, Inc. His career also includes senior leadership roles as CEO and Board Member, InCarda Therapeutics, CCO, Daiichi Sankyo, Inc., and VP, Amgen, with his initial experience in sales and marketing at The Janssen Pharmaceutical Companies of Johnson & Johnson. He holds a Bachelor of Science degree in Finance and Economics from the State University of New York, Albany, New York.

As a well-practiced physician and immunologist, Dr. Nistala has nearly two decades of expertise in translational medicine and the strategic design of clinical trials, spanning a diverse spectrum of medical disorders. His primary areas of specialization encompass rheumatology, dermatology, and respiratory disorders. Dr. Nistala recently held the role of Vice President of late-stage clinical development in Immunology at AstraZeneca, where he was instrumental to their therapeutic build in autoimmune disease. His primary focus was on Immunology programs aimed at addressing conditions such as lupus, myositis, scleroderma and eosinophilic disorders.

Prior to his tenure at AstraZeneca, Dr. Nistala held a series of increasingly senior positions at GlaxoSmithKline, where his contributions ranged from pivotal roles in research strategy, immune safety governance boards, design of clinical protocols and championing translational medicine initiatives. In addition to his corporate roles, Dr. Nistala served as an Honorary Consultant in pediatric rheumatology at Great Ormond Street Hospital for Children NHS Foundation Trust in the United Kingdom, demonstrating his commitment to both academic and clinical excellence. Dr. Nistala earned a bachelor’s degree in Psychology from the University of Cambridge, a combined MBBS and PhD in Immunology from University College London and completed his scientific training with a prestigious Clinician Scientist Fellowship from the Wellcome Trust.

Chris Cabell will be departing from Zura Bio effective January 15, 2024, to pursue new opportunities. Zura Bio thanks Dr. Cabell for his contributions in advancing its growth during his tenure and wishes him well in his next pursuit.

About Zura Bio

Zura Bio is a multi-asset clinical-stage biotechnology company focused on developing novel medicines for immune and inflammatory disorders. Currently, Zura Bio is developing three assets which have completed Phase 1/1b studies and are Phase 2 ready. The company is developing a portfolio of therapeutic indications for ZB-106 (tibulizumab), ZB-168, and ZB-880 (torudokimab) with a goal of demonstrating their efficacy, safety, and dosing convenience in immune and inflammatory disorders, including systemic sclerosis, hidradenitis suppurativa, and other novel indications with unmet needs.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue,” “strategy,” “future,” “opportunity,” “would,” “seem,” “seek,” “outlook” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These statements are based on various assumptions, whether or not identified in this communication. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability.

Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. You should carefully consider the risks and uncertainties described in the “Risk Factors” sections of Zura Bio’s recent filings with the SEC. These filings would identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Many of these factors are outside Zura Bio’s control and are difficult to predict. Many factors could cause actual future events to differ from the forward-looking statements in this communication, including but not limited to: (1) the outcome of any legal proceedings that may be instituted against Zura Bio; (2) volatility in the price of Zura Bio’s securities; (3) the ability of Zura Bio to successfully conduct research and development activities, grow and manage growth profitably, maintain relationships with customers and suppliers, and retain key employees; (4) the ongoing costs relating to operating as a public company; (5) changes in the applicable laws or regulations; (6) the possibility that Zura Bio may be adversely affected by other economic, business, and/or competitive factors; (7) the risk of downturns and a changing regulatory landscape in the highly competitive industry in which Zura Bio operates; (8) the potential inability of Zura Bio to raise additional capital needed to pursue its business objectives or to achieve efficiencies regarding other costs; (9) the enforceability of Zura Bio’s intellectual property, including its patents, and the potential infringement on the intellectual property rights of others, cyber security risks or potential breaches of data security; and (10) other risks and uncertainties described in the registration statement on Form S-1 filed with the SEC on June 14, 2023, and such other documents filed by Zura Bio from time to time with the SEC. These risks and uncertainties may be amplified by the COVID-19 pandemic or other unanticipated global disruption events, which may continue to cause economic uncertainty. Zura Bio cautions that the foregoing list of factors is not exclusive or exhaustive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. Zura Bio gives no assurance that it will achieve its expectations. Zura Bio does not undertake or accept any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, or should circumstances change, except as otherwise required by securities and other applicable laws.

Contact

Megan K. Weinshank

Head of Investor Relations

IR@zurabio.com